Exhibit 5.1

May 10, 2019

Summit Wireless Technologies, Inc.

6840 Via Del Oro, Ste. 280

San Jose, CA 95119

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by Summit Wireless Technologies, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed offering (the “Offering”) of an aggregate of up to (a) $7,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) warrants issuable to the underwriters and certain of their representatives (the “Representatives’ Warrants”) to purchase up to such number of shares of Common Stock equal to 3% of the number of Shares issued by the Company in the Offering (the “Representatives’ Warrant Shares”). The Shares, Representatives’ Warrants and Representatives’ Warrant Shares are referred to herein collectively as the “Securities.”

We are acting as special counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement including the exhibits filed therewith and have also examined and relied upon minutes of meetings and resolutions of the board of directors of the Company (the “Board”) as provided to us by the Company, the certificate of incorporation and bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

The opinion rendered herein is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States.

Based upon and subject to the foregoing, we are of the opinion that (i) the Securities have been duly authorized for issuance by all necessary corporate action by the Company; and (ii) upon payment to the Company of the consideration for the Shares and the Representatives’ Warrants, in such amount and form as shall be determined by the Board or an authorized committee thereof, and with respect to the Representatives’ Warrant Shares, when issued and sold by the Company and paid for in accordance with the terms of the Representatives’ Warrants, the Shares and the Representatives’ Warrant Shares, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ ZAG/Sullivan & Worcester LLP